EXHIBIT 99.2
CONSECO ANNOUNCES CLOSING OF SALE OF
COMMON STOCK AND WARRANTS TO PAULSON
     Carmel, Ind., November 13, 2009 — Conseco, Inc. (NYSE: CNO) announced today that it has closed its previously-announced private sale of 16.4 million shares of common stock and warrants to purchase 5.0 million shares of common stock to Paulson & Co. Inc., on behalf of the several investment funds and accounts managed by it (“Paulson”) for an aggregate purchase price of $77.9 million.
     Paulson has informed Conseco that, after giving effect to the closing of the private sale of common stock, it owns approximately 9.9% of Conseco’s outstanding shares, including shares Paulson previously acquired in open market transactions. Conseco granted certain registration rights to Paulson in connection with its acquisition of the common stock and warrants. Conseco used $36.8 million, one-half of the net proceeds from the issuance of these shares and warrants, to repay indebtedness under its credit agreement. The remaining net proceeds have been or will be used, as applicable:
•	to pay the portion of the purchase price of Conseco’s existing 3.50% Convertible Debentures due September 30, 2035 (the “existing convertible debentures”) that were tendered and accepted in the cash tender offer for such existing convertible debentures that expired at midnight, New York City time, on November 12, 2009 (or any subsequent issuer tender offer that expires prior to October 5, 2010) that is not funded by the issuance of its 7.0% Convertible Senior Debentures due 2016 (the “new convertible debentures”);

•	to pay the portion of the repurchase price of the existing convertible debentures on September 30, 2010 that Conseco is required by the holders thereof to repurchase that is not funded by the issuance of its new convertible debentures, if any;

•	to pay the portion of the redemption price of existing convertible debentures on October 5, 2010 that is not funded by the issuance of its new convertible debentures, if any existing convertible debentures remain outstanding at that time and Conseco elects to redeem such existing convertible debentures; and

•	for general corporate purposes.
     The warrants that Paulson received have an exercise price of $6.50 per share of common stock, subject to customary anti-dilution adjustments. The warrants are not exercisable prior to June 30, 2013, except under limited circumstances. Commencing on June 30, 2013, the warrants will be exercisable for shares of Conseco’s common stock at the option of the holder at any time, subject to certain exceptions. The warrants expire on December 30, 2016.
     This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The common stock and warrants sold to Paulson have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About Conseco
     Conseco, Inc.’s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, critical illness and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco’s website at www.conseco.com.
Cautionary Statement Regarding Forward-Looking Statements
     The statements, trend analyses and other information contained in this press release and elsewhere (such as in filings by Conseco with the SEC, presentations by Conseco or its management or oral statements) relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate, “ “believe, “ “plan, “ “estimate, “ “expect, “ “project, “ “intend,” “may, “ “will, “ “would, “ “contemplate, “ “possible, “ “attempt, “ “seek, “ “should, “ “could, “ “goal, “ “target, “ “on track, “ “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. Statements that contain these words should be considered carefully because they describe Conseco’s expectations, plans, strategies and goals and Conseco’s beliefs concerning future business conditions, Conseco’s results of operations, financial position, and Conseco’s business outlook or they state other “forward-looking” information based on currently available information. The “Risk Factors” section of Conseco’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q provides examples of risks, uncertainties and events that could cause Conseco’s actual results to differ materially from the expectations expressed in forward-looking statements.

     All written or oral forward-looking statements attributable to Conseco are expressly qualified in their entirety by the foregoing cautionary statement. The forward-looking statements speak only as of the date made. Conseco assumes no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.
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